Exhibit 99.1

Intellinetics Prepays All Outstanding Notes

Debt-free balance sheet for the June 2025 10-Q.

COLUMBUS, Ohio— Intellinetics, Inc. (NYSE American: INLX), a digital transformation solutions provider, is pleased to announce that it has pre-paid, without penalty, the last of its notes payable.

“Our current strategy is to invest in the Company in order to accelerate sales revenue, and this prepayment reflects both our confidence in our future as well as an ability to commit additional resources to exploit our opportunities a little quicker,” said James F. DeSocio, President & CEO at Intellinetics.

Continued DeSocio, “Over the past several years we have built a growing, cash-generating operation. Specifically, we’ve paid earnouts for various acquisitions since 2020 in the amount of $2.67 million, and, including the final payments just made, we’ve repaid debt principal of $4.96 million over the same time period. We have accomplished the majority of this – over 80% – out of cash flow generated by the company as we grew and transformed. For the end of June, we expect a cash balance in the range of $1.2 to $1.7M, depending on collections timing. With the opportunities in front of us currently, now is the time to invest in sales, marketing, and development. I am very excited to pursue the growth opportunities we have, and I want to drive growth for the benefit of shareholders for years.”

About Intellinetics, Inc.

Intellinetics, Inc. (NYSE American: INLX) is enabling the digital transformation. Intellinetics empowers organizations to manage, store and protect their important documents and data. Intellinetics’ flagship solution, the IntelliCloud™ content management platform, delivers advanced security, compliance, workflow and collaboration features critical for highly regulated, risk-intensive markets. IntelliCloud connects documents to users and the processes they support anytime, anywhere to accelerate innovation and empower organizations to think and work in new ways. In addition, Intellinetics offers business process outsourcing (BPO), document and micrographics scanning services, and records storage. From highly regulated industries like Healthcare/Human Service Providers, K-12, Public Safety, and State and Local Governments, to businesses looking to move away from paper-based processes, Intellinetics is the all-in-one, compliant, document management solution. Intellinetics is headquartered in Columbus, Ohio. For additional information, please visit www.intellinetics.com

Cautionary Statement

Statements in this press release which are not purely historical, including statements regarding the second quarter balance sheet; the acceleration of sales revenue; the ability to exploit current opportunities; current opportunities for growth; future business and growth of the business; shareholders’ returns; execution of our business plan, strategy, direction and focus; and other intentions, beliefs, expectations, representations, projections, plans or strategies regarding future growth, financial results, and other future events are forward-looking statements. The forward-looking statements involve risks and uncertainties including, but not limited to, the risks associated with the effect of changing economic conditions including inflationary pressures, challenges with hiring and maintaining a stable workforce, our ability to execute on our business plan and strategy, trends in the products markets, variations in Intellinetics’ cash flow or adequacy of capital resources, market acceptance risks, the success of Intellinetics’ solutions providers, including human services, health care, and education, technical development risks, and other risks, uncertainties and other factors discussed from time to time in its reports filed with or furnished to the Securities and Exchange Commission, including in Intellinetics’ most recent annual report on Form 10-K as well as subsequently filed reports on Form 8-K. Intellinetics cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Intellinetics disclaims any obligation and does not undertake to update or revise any forward-looking statements in this press release. Expanded and historical information is made available to the public by Intellinetics on its website at www.intellinetics.com or at www.sec.gov.

Investor Contact:

Joe Spain, CFO

Intellinetics, Inc.

614.921.8170
investors@intellinetics.com